UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2005

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

Two Connell Drive
Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 5, 2005, Genta Incorporated (“Genta”) entered into definitive agreements (the “Subscription Agreements”) with institutional investors to sell 19,060,000 shares of its common stock (the “Shares”) at a price of $0.92 per share for gross proceeds of $17,535,200 before fees and expenses. The Shares are being sold pursuant to Genta’s shelf registration statement on Form S-3 (Registration No. 333-114151) (“the Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2004, and declared effective by the SEC on May 11, 2004. Piper Jaffray & Co. (“Piper Jaffray”) acted as placement agent for the sale of the Shares. The form of the Subscription Agreement is attached hereto as Exhibit 10.1.

On August 5, 2005, Genta entered into a placement agency agreement (the “Placement Agreement”) with Piper Jaffray, as placement agent for Genta’s sale of the Shares, pursuant to which Piper Jaffray is entitled to receive placement agency fees in the amount of $1,052,112 and reimbursement for a portion of its out-of-pocket expenses. The Placement Agreement is attached hereto as Exhibit 10.2.

Item 8.01 Other Events

The Shares (as defined under Item 1.01 above) are to be offered and sold pursuant to the Registration Statement (as defined under Item 1.01 above) in the manner described in the prospectus dated May 11, 2004 and the related supplement to the prospectus dated August 5, 2005 (the “Prospectus Supplement”). The Prospectus Supplement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Form of Subscription Agreement dated August 5, 2005 among Genta Incorporated and the purchasers of the Shares

10.2	Placement Agency Agreement dated August 5, 2005 between Genta Incorporated and Piper Jaffray & Co., as placement agent in connection with the sale of the Shares

99.1	Prospectus Supplement dated August 5, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	August 8, 2005	By:	/s/ William P. Keane

			Name:	William P. Keane
			Title:	Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX
Exhibit		Sequentially
Number	Description	Numbered Page

10.1	Form of Subscription Agreement dated August 5, 2005 among Genta Incorporated and the purchasers of the Shares

10.2	Placement Agency Agreement dated August 5, 2005 between Genta Incorporated and Piper Jaffray & Co., as placement agent in connection with the sale of the Shares

99.1	Prospectus Supplement dated August 5, 2005